EXHIBIT 10.1

                      REDEMPTION AGREEMENT



     REDEMPTION AGREEMENT ("Agreement"), made as of this 31st day of December 2001, by and among Matthew Moghadasian ("the Seller")

with an address at P.O. Box 55127, Valencia, CA  91385 and Media and Entertainment.com, Inc., a Nevada corporation with its

principal place of business at 500 N. Rainbow Blvd., Las Vegas,

Nevada 89107 (the "Company").


                      W I T N E S S E T H:

     WHEREAS, the Company and the Seller entered into an Asset

Purchase Agreement (the "APA") on July 30, 2001 pursuant to which the Company issued 100,000 of its shares of Common Stock, $.001 par value (the "Shares"), to Seller in consideration of the sale to the Company of all assets listed on the Bill of Sale attached hereto as Exhibit A (the "Assets").


     WHEREAS, the Company and the Seller mutually decided to

terminate and rescind their relationship as of December 31, 2001,

however, were unable to memorialize such termination until the date hereof; and


     WHEREAS, the Seller is desirous of selling the Shares of the

Company back to the Company and the Company is desirous of

redeeming all of the Seller's Shares and effecting such

rescission in accordance with the terms and conditions contained hereinafter.


     NOW, THEREFORE, in consideration of the foregoing and the

mutual premises and covenants contained hereinafter, the parties hereto hereby agree as follows:




PAGE-1-


     1.   Sale and Delivery of Shares.  Seller hereby sells,

transfers, assigns and delivers to the Company and the Company hereby redeems as of the Closing date, as hereinafter defined,

all of the 100,000 Shares of the Company, presently owned by the

Seller. The certificates evidencing the Shares to be transferred shall be duly endorsed for transfer.


     2.   Purchase Price.  In consideration for the redemption of

the Shares, the Company will at the Closing deliver the Assets

(the "Purchase Price").


     3.   Closing.


          (a)  The closing ("Closing") of the transactions

contemplated by this Agreement will take place simultaneous with the execution of this Agreement on February __, 2002 (the

"Closing Date"), at the offices of the Company, 500 N. Rainbow

Blvd., Suite 300, Las Vegas, Nevada 89107, or at such other time and place as the parties hereto mutually agree.


          (b)  Seller shall deliver to the Company at the Closing

certificates for the Shares duly endorsed for transfer in blank or with stock powers executed in blank attached.


          (c)  Seller shall deliver to the Company at the Closing

a general release which shall include, but not be limited to a release of the Company from all obligations under the APA,

including, but not limited to, employment of Matthew Moghadasian by the Company under an employment agreement, or otherwise; stock options to purchase the Company's Common Stock; and the right to a percentage of the gross profits contributed by Matthews

Affiliated Productions to the Company.


          (d)  The Company shall deliver to the Seller all right,

title and interest to the Assets, constituting the Purchase Price as set forth in Section 2 above, together with all other

documents and agreements required to be delivered by it

hereunder.


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          (e)  The Company shall execute such other documents as

reasonably requested by the  Seller and its counsel, at the

Closing or thereafter in order to effect the terms and provisions of this Agreement and the limitations contemplated hereby.


          (f)  Seller shall execute such other documents as

reasonably requested by the Company and its counsel, at the

Closing or thereafter in order to effect the terms and provisions of this Agreement and the transactions contemplated hereby.


     4.   Representations, Warranties and Covenants of the

Company.   In order to induce Seller to enter into this

Agreement, the Company hereby represents and warrants to and agrees with Seller as follows:


          (a)  To the best of its knowledge, the execution and

delivery of this Agreement and the consummation of the

transactions contemplated in this Agreement (i) have been duly authorized by all requisite corporate action and (ii) do not and shall not conflict with or result in a breach or violation of any of the terms or provisions of any agreement or instrument to which the Company is a party, or its certificate of incorporation or by-laws, or any law, rule, regulation, judgment, order or decree of any government, government agency or court with

jurisdiction over the Company.


          (b)  To the best of its knowledge, this Agreement

constitutes a valid and binding obligation of the Company

enforceable in accordance with its terms, except as (i) the

enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.


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          (c)  The Company is now and on the date of Closing will

be a duly organized and validly existing corporation and  in good standing under the laws of the State of Nevada.  The Company has complete and total ownership and all right, title and

interest to the Assets.


          (d)  The Company holds good and marketable title to the

Assets,  free  and clear of restrictions on or conditions to transfer or assignment, and free and clear of all liabilities,

obligations, security interests, liens, pledges, charges or

encumbrances of any kind whatsoever.


          (e)  The Company has not employed any broker or finder

in connection with the transaction contemplated by  this

Agreement or taken action that would give rise to  valid claims against any party for a brokerage commission, finder's fee or other like payment.


          (f)  The  execution and delivery of this Agreement by

the Company and  the  consummation  of  the  completed

transaction,  will not result in the creation or  imposition  of any  valid lien, charge or encumbrance on any of the assets,  and will  not require the authorization, consent, or approval of  any third  party,  including any governmental division or  regulatory agency.


          (g)  The Company is neither  party to,  nor otherwise

subject to any collective bargaining or  other agreement

governing the wages, hours, in terms of any associated business relating to the Assets.


          (h)  At  the  time  of  closing, there will be no

material leases, employment contracts, contracts for   services,

or  maintenance,  or  other  similar  contracts, existing  or related  to  or connected  with  the  operation  of Seller's assets not cancelable within thirty (30) days.


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          (i)  The Company has no knowledge  of any claim,

litigation, proceeding, or investigation pending  or  threatened against the Company that might result  in  any material  adverse change in the business  or  condition  of  the Assets being

conveyed under this Agreement.


          (j)  The representations, warranties, covenants and

agreements of the Company contained herein or in any other

document furnished by them hereunder, shall be deemed and

construed to be continuing representations, warranties, covenants and agreements and shall survive the Closing.


          5.   Representations. Warranties and Covenants of the

Seller.  In order to induce the Company to enter into this

Agreement, Seller hereby represents and warrants to and agrees with the Company as follows:


          (a)  Seller's Shares are owned beneficially and of

record by Matthew Moghadasian.  The Shares are validly issued and outstanding, fully paid for and non-assessable and free of

preemptive rights. There are no outstanding (i) securities

convertible into or exchangeable for the Shares (ii) options,

warrants or other rights to purchase or subscribe for the Shares,

or (iii) contracts, commitments, shareholder agreements or other agreements, commitments, understandings or arrangements of any kind to which Seller is a party relating to the voting, issuance,

acquisition, disposition or otherwise concerning the Shares. Any and all agreements among the Company and Seller or between any of them and any other party have been terminated and are of no force and effect. Seller owns the Shares free and clear of all liens,

charges, encumbrances or claims of others, and upon delivery of the Shares by Seller pursuant to this Agreement, the Company will acquire good, valid and marketable title thereto free and clear of all liens, charges, encumbrances and claims of others.


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          (b)  Seller has the capacity to enter into, deliver the

Shares and perform under the terms of this Agreement and the execution, delivery and performance of this Agreement will not violate or conflict with any agreement, instrument, law or

regulation to which Seller is a party or by which Seller is or may be bound.


          (c)  As of the date of this Agreement, there is not

pending nor threatened, any claim or litigation against Seller and/or the Company, affecting the ownership of the Shares or involving the Company's properties, which might result in a

material adverse change in the financial position, business,

assets, properties or operations of the Company.


          (d)  This Agreement constitutes a valid and binding

obligation of Seller enforceable in accordance with its terms,

except as (i) the enforceability hereof may be limited by

bankruptcy, insolvency or similar laws affecting the

enforceability of creditor's rights generally, and (ii) the

availability of equitable remedies may be limited by equitable principles of general applicability.


          (e)  As of the date of this Agreement, there are no

liabilities or obligations of the Company of any nature

whatsoever, whether accrued, absolute, contingent or otherwise,

which have been incurred by Seller or of which Seller has

knowledge.


          (f)  As of the date of this Agreement, there are no

wages, salaries, vacation, or other compensation payable by the

Company to Seller and Seller's employees.


          (g)  As of the date of this Agreement, all Assets of

the Company, as set forth on Exhibit A, being returned to Seller,

are located at the Company's premises at Matthews Affiliated

Productions, Inc., P.O. Box 55127, Valencia, California  91385

for which Seller shall take possession upon the execution of this

Agreement.


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          (h)  The Company hereby waives any and all rights to

use the assumed name of Matthews Affiliated Productions.


          (i)  Seller has not employed any broker or finder in

connection with the transaction contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's  fee or other like payment.


          (j)  The representations, warranties, covenants and

agreements of Seller contained herein or in any other document furnished by him hereunder, shall be deemed and construed to be continuing representations, warranties, covenants and agreements and shall survive the Closing.


     6.   Conditions Precedent to Seller's Obligations.  The

obligation of Seller to purchase the Assets is subject  to the fulfillment, prior to or at the Closing date, of each of the following  conditions, any one or portion of which may be  waived in writing by Seller:


          (a)  All   representations  and  warranties  made  in

this Agreement by the Company shall be true  as  of the  closing date  as  fully as those such  representations  and warranties had been made on or as of the Closing date, and, as of the

Closing  date, the Company shall have  violated or shall have failed to perform in accordance with any covenant contained in this Agreement.


          (b)  Seller shall have obtained all licenses and

permits from public authorities necessary to authorize the

ownership and operation of the business of Assets.


PAGE-7-


          (c)  There shall have been  no material adverse change

in the manner of operation of the Assets prior to the Closing date.


          (d)  At the Closing date, no suit, action or other

proceeding shall have been  threatened or instituted to restrain,

enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.


     7.   Conditions Precedent to Obligations  of  the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment,

prior to or at the Closing date, of the following condition,

which may be  waived in writing by the Company:


          All representations and warranties made in this

Agreement  by Seller shall be true as of the Closing date as fully as  though such representations and warranties have been made on and as of the Closing date, and Seller shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.


     8.   Seller's Acceptance.  Seller represents and

acknowledges that it has entered into this  Agreement on the basis of its own examination, personal knowledge, and opinion of the value of the business.  Seller has not relied on any

Representations made by the Company other than those specified in this Agreement.  Seller further acknowledges that the Company has made no agreement or promise to repair or improve any property being sold to Seller under this Agreement, and that Seller takes all such property in the condition existing on the date of this

Agreement, except as otherwise provided in this Agreement.


     9.   Indemnification and Survival.  All representations and

warranties made in this  Agreement shall survive the closing of this Agreement, except that any party  to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty which such party had knowledge prior to Closing.


PAGE-8-


Any party learning or a misrepresentation or breach of representation or warranty  under this Agreement shall immediately give notice thereof to all other parties to this Agreement.  The

representations and warranties in this Agreement shall  terminate three (3) years from the Closing date, and such representations or warranties shall thereafter be  without force or effect,

except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.


          10.  The Company's Indemnification.


          (a)  The Company hereby agrees to indemnify and  hold

Seller, its successors and  assigns  harmless from and against:


               (i)    Any and all claims, liabilities and

obligations of every kind and description, contingent or

otherwise, arising out of  or related to the operation of the assets prior to the close of business on the day before the

Closing date, except for  claims, liabilities and obligations of the Company expressly assumed by the Seller under this Agreement or paid by insurance maintained by the Company or the Seller.


               (ii) Any and all damage or deficiency resulting

from any material misrepresentation or breach of warranty or covenant, or nonfulfillment of any agreement on the part of

Seller under this Agreement.


          (b)  The Company's indemnity obligations under 10(a)

shall be subject to the following:


PAGE-9-


               (i)  If  any claim is asserted against the Seller

that would  give rise  to  a claim by Seller against the Company for indemnification under the provisions of this paragraph,  the

Seller shall promptly give written notice to Company concerning such claim and the Company shall, at no expense to Seller defend the claim.


               (ii) The Company shall not be required to

indemnify the Seller for any amounts that exceed the total

Purchase Price paid by the Seller under Section 2 of this

Agreement.


     11.  Seller's Indemnification.   Seller agrees to defend,

indemnify and hold harmless the Company from and against:


          (a)  Any and all claims, liabilities and obligations of

every kind  and  description, contingent or otherwise, arising out of or related to the operation of  the Assets following

Closing or arising out of Seller's failure to perform obligations of Seller assumed by buyer  pursuant to this Agreement.


          (b)  Any and all damages or deficiencies resulting from

any material  misrepresentation, breach of warranty or covenant,

or nonfulfillment of any agreement on the part of Seller under this Agreement.


     12.  (A)  Obligations  of  the Company  at Closing.  At the

Closing, the Company shall deliver to Seller the following:


               (i)   Bills of Sale, Assignments, properly

endorsed Certificate of Titles, and other instruments of

transfer, in form and substance reasonable satisfactory to

counsel for Seller necessary to transfer and convey all of the

Assets to Seller.


PAGE-10-


               (ii) Such other certificates and documents as may

be called for by the provisions of this Agreement.

          (B)  Obligations of Seller at Closing.  At the Closing

Seller shall deliver to the Company the following:

               (i)  A 100,000 share stock certificate of the

Company held of record by [Matthew Moghadasian] along with

appropriate stock powers.

               (ii) Such other certificates and documents as may

be called for by the provisions of this Agreement.


     13.   Bulk Sales Law.   Seller waives compliance by the

Company with the Bulk Transfer Act.  In the event any creditor of the Company claims  the benefit of the Bulk Transfer Law as

against Seller or any of  the Assets being conveyed to Seller under this Agreement, the Company shall immediately pay or

otherwise satisfy such claim or undertake its defense.  The

Company shall indemnify and hold Seller harmless from and against any and all loss, expense, or damage resulting from  the failure to comply with the Bulk Transfer law.  If the Company fails to comply  with  the  provision of this  Section  13  and  Seller is required  to  pay any creditor of the Company in order to protect  the property  purchased under this agreement from claims or liens  of the Company's creditors, except those assumed by

Seller, the Seller  may offset  the  amount  it pays against the balance due the Company by furnishing to the Seller proof of such payment in the form of a receipt from the creditor involved.


          l4.  Termination of Agreement.


          (a)  By Mutual Consent.  This Agreement may be

terminated by mutual written consent of Seller and the Company.


PAGE-11-


          (b)  Breach of Representations and Warranties; Failure

of Conditions.  Seller may elect by notice to the Company, and the Company may elect by notice to Seller, to terminate this

Agreement if:


               (i)  The terminating party shall have discovered

a material error, misstatement, or omissions in the

representations and  warranties made in this Agreement by the other  party  which shall not have been cured by such other party within fifteen (15) days  after  written  notice to such other party  specifying  in detail such asserted error, misstatement,

or omission, or by  the closing date, whichever first occurs.


               (ii) All of the conditions precedent of the

terminating party's obligations under this Agreement as set forth in either Section 6 or 7, as the case may be, have not occurred and  have not been waived by the terminating party on or  prior to the closing date.


     15.  Closing  Notwithstanding The Right to Terminate.   The

party  with  a  right  to  terminate this Agreement  pursuant  to

Section  14(a) or l4(b) shall not be bound  to  exercise  such right,  and  its  failure  to  exercise  such  right  shall not constitute  a  waiver of any other right it may have  under  this

Agreement, including, but not limited to, remedies for breach of a representation, warranty, or covenant.


          16.  Miscellaneous.


          (a)  The provisions of this Agreement shall be binding

upon and  inure to the benefit of the heirs, personal

representatives, successors, and assigns of the parties.


          (b)  Any  notice or other communication required or

permitted  to be given under this Agreement shall be  in  writing and  shall be mailed by certified mail, return receipt requested,

postage prepaid, addressed to the parties as follows:



PAGE-12-



Contact Person:     Matthew Moghadasian
Seller:             Matthews Affiliated Productions, Inc.
Address:            P.O. Box 55127
City/state/zip:     Valencia, CA 91385
Telephone:          661-254-1970


The Company:        Media and Entertainment.com, Inc.
Address:            500 N. Rainbow Blvd. - Suite 300
City/state/zip:     Las Vegas, NV 89107
Contact Person:     Roger Paglia
Telephone:          702-221-1935


     All  notices and other communications shall be deemed  to

be given  at  the  expiration of three (3) days after  the  date

of mailing.   The  address to which notices or other

communications shall  be  mailed  may be changed from time  to time  by  giving written notice to the other parties as provided above.


          (c)  In  the  event of a default under this Agreement,

the defaulting  party  shall  reimburse the  nondefaulting  party or parties  for  all costs and expenses reasonable incurred  by the nondefaulting  party or parties in connection with  the

default, including without limitation attorney fees.

Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties  shall be  reimbursed  by  the other party for all  costs  and  expenses incurred in connection with the suit or action, including without limitation  reasonable attorney fees at the trial  level  and  on appeal.


          (d)  No waiver of any provision of this Agreement shall

be deemed,  or  shall  constitute, a waiver of any other

provision, whether  or  not  similar,  nor shall  any  waiver constitute  a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.


PAGE-13-


          (e)  This  Agreement shall be governed  by  and  shall

be construed in accordance with the laws of the State of Nevada.


          (f)  This Agreement  constitutes  the  entire

agreement between  the parties pertaining to its subject and it supersedes all prior contemporaneous agreements, representations,

and understandings  of the parties.  No supplement, modification,

or amendment  of this Agreement shall be binding unless executed in writing by all parties.


    Witness  the  signatures of the parties this the 28th day of

February 2002.


SELLER:                            THE COMPANY:



/s/ Matthew Moghadasian            /s/ Roger Paglia
-----------------------           ------------------------------------
Matthew Moghadasian                Roger Paglia, Chairman of the Board



















PAGE-14-



                          EXHIBIT "A"

                          BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, that Media and

Entertainment.com, Inc. ("Seller") a Nevada corporation, pursuant to and subject to the terms and conditions of a Redemption

Agreement dated as of December 31, 2001 by and between Seller and

Matthew Moghadasian, for good and valuable consideration, to it in hand paid, does bargain, sell, transfer, assign and convey the following goods and property:


(i)  1.   Contracts for service with and outstanding Accounts
          Receivable for the following:
     2.   Accessorize by Elayne
     3.   AV Equipment Rental
     4.   Lucas Insurance
     5.   RKR, Inc.
     6.   Santa Clarita Athletic Club
     7.   Santa Clarita Studios
     8.   Soundman
     9.   Tracy's Nails
     10.  Valencia Acura
     11.  Valencia Chevrolet
     12.  The business name Matthews Affiliated Productions
     13.  All associated goodwill and other intangibles

(ii) The names of the business which will become a DBA of Media and Entertainment.com, Inc. (Matthews Affiliated
     Productions)

(iii)     All associated intangible assets.

(iv)      The Company's goodwill if any.

(v)       All cash and money instruments in all accounts.

(vi)      All Accounts Receivables.

(vii) All furniture, inventory, and equipment per the attached list.

(viii)    All Copyrights, Trademarks, and Patents.



PAGE-15-E1



(ix) All future checks for Matthews agency work will be endorsed over to Matthew Moghadasian.


     To Matthew Moghadasian, a California resident, his

successors and assigns to have and to hold forever.

     Seller does hereby covenant and agree to and with Buyer to warrant and defend the sale of goods and property hereby sold unto Buyer, its successors and assigns, against each and every person and persons whomsoever.


     IN WITNESS WHEREOF, the undersigned has hereunto set its

hand and seal as of this ______ day of February, 2002.

                               Media and Entertainment.com, Inc.



                                   By: /s/ Roger Paglia
                                   -----------------------
                                   Roger Paglia, CEO



                                   Signed, sealed and delivered
                                   in the presence of:



                                   ----------------------------











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